Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024 relating to the financial statements of California Water Service Group and the effectiveness of California Water Service Group’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

May 29, 2024